Exhibit 99.1

Opower Announces Second Quarter 2014 Financial Results

Second quarter revenue of $31.2 million outperforms expectations

Opower live with CLP Power Hong Kong

ARLINGTON, Va.—August 12, 2014— Opower (NYSE:OPWR), a leading provider of cloud-based software for the utility industry, today announced its financial results for the second quarter ended June 30, 2014.

“The second quarter was strong for Opower,” said Daniel Yates, Chief Executive Officer of Opower. “We demonstrated the strength of our multi-pronged growth strategy and delivered revenue and adjusted EBITDA that exceeded expectations. We launched new clients and expanded existing clients. For example, Opower went live in Asia during Q2 with the launch of a program at CLP Power Hong Kong, the largest power company in Hong Kong. CLP Power launched Opower’s behavioral energy efficiency solution to an initial group of residential customers and is expected to expand that solution to all residential customers in CLP’s Hong Kong service area later this year.”

Yates added, “In addition to numerous launches, we expanded relationships with existing customers and attracted new customers to our solutions, setting the stage for continued growth in future quarters and further strengthening our leadership in the market.”

Second Quarter 2014 Financial Highlights

Revenue

•	Revenue was $31.2 million, an increase of 47% from the comparable period in 2013.

Operating Loss

•	GAAP operating loss was $(14.7) million, compared to an operating loss of $(1.3) million for the comparable period in 2013.

•	Non-GAAP operating loss was $(5.4) million, compared to a non-GAAP operating loss of $(0.9) million for the comparable period in 2013.

Net Loss

•	GAAP net loss was $(14.8) million, compared to a net loss of $(2.0) million for the comparable period in 2013. GAAP net loss per share was $(0.32), based on 46.4 million weighted-average common shares outstanding, compared to a GAAP net loss per share of $(0.09) for the comparable period in 2013.

•	Non-GAAP net loss was $(5.5) million, compared to a non-GAAP net loss of $(1.6) million for the comparable period in 2013. Non-GAAP net loss per diluted share was $(0.12), based on 48.1 million non-GAAP weighted-average common shares outstanding, compared to a non-GAAP net loss per diluted share of $(0.04) for the comparable period in 2013.

Adjusted EBITDA

•	Adjusted EBITDA was a loss of $(3.7) million, compared to breakeven for the comparable period in 2013.

Balance Sheet

•	Cash and cash equivalents as of June 30, 2014 totaled $148.7 million, an increase of $123.2 million from the prior quarter. Cash balances at the end of the second quarter reflect net proceeds of approximately $121.7 million from our initial public offering.

Business Outlook

Opower is issuing guidance for the third quarter and full year 2014 as indicated below:

Third Quarter 2014

•	Total revenue is expected to be in the range of $31.2 million to $31.6 million.

•	Adjusted EBITDA is expected to be a loss in the range of $(7.7) million to $(7.0) million.

Full Year 2014

•	Total revenue is expected to be in the range of $122.0 million to $123.5 million, an increase from prior expectations of total revenue between $116.5 and $118.5 million.

•	Adjusted EBITDA is expected to be a loss in the range of $(24.5) million to $(23.0) million.

Conference Call Information

What:	Opower Second Quarter 2014 Financial Results Conference Call
When:	Tuesday, August 12, 2014
Time:	5:00 p.m. ET
Live Call:	(877) 201-0168, domestic
(647) 788-4901, international
Conference ID #76334922
Webcast:	http://investor.opower.com (live and replay)

The webcast will be archived on Opower’s website for three months.

About Opower

Working with 93 utility partners and serving more than 50 million households and businesses across nine countries, Opower is a leading provider of cloud-based software to the utility industry. Opower’s platform uses big data analytics and behavioral science to enable utilities to achieve energy outcomes, including energy efficiency, customer engagement and demand response. Founded in 2007 and listed on the NYSE as OPWR, Opower is headquartered in Arlington, Virginia, with offices in San Francisco, London, Singapore and Tokyo.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP weighted-average common shares outstanding and adjusted EBITDA.

We define non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share as excluding the impact of stock-based compensation. The weighted-average shares outstanding used to calculate non-GAAP net loss per share gives effect to the conversion of the preferred stock as of the beginning of each of the periods presented.

We define adjusted EBITDA as net loss adjusted to exclude our income tax provision, other income (expense), including interest, depreciation and amortization, and stock-based compensation.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Opower’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, and to compare our performance to that of prior periods for trend analyses. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to analyze key financial metrics used to make operational decisions more thoroughly . We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which disclose similar non-GAAP financial measures.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is their exclusion of significant income and expenses that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management on which income and expenses are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that is included in this press release, and not to rely on any single financial measure to evaluate our business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our revenue, net income and profitability metrics for the company’s third quarter and full year 2014, and statements regarding our market position in our industry. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, unpredictable sales cycles and implementation times; changes to the regulatory landscape could alter our customers’ buying patterns; our ability to respond to evolving technological changes; our ability to retain and attract customers; the risk of technological developments and innovations by others; failure to manage growth and effectively scale the organization; failure to protect and enforce our intellectual property rights; assertions by third parties that we infringe their intellectual property rights; the risk of losing key employees; changes to current accounting rules; and general political or destabilizing events, including war, conflict or acts of terrorism. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our final prospectus for our initial public offering filed on April 4, 2014 and most recent Quarterly Report on Form 10-Q. Past performance is not necessarily indicative of future results. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

OPOWER, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31,	June 30,
	2013	2014
Assets
Current assets:
Cash and cash equivalents	$28,819	$148,674
Accounts receivable, net	20,228	24,857
Prepaid expenses and other current assets	1,988	3,584

Total current assets	51,035	177,115

Property and equipment, net	10,813	13,438
Other assets	1,287	324

Total assets	$63,135	$190,877

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,163	$1,443
Accrued expenses	4,452	5,411
Deferred revenue	50,623	63,277
Accrued compensation and benefits	4,817	6,435
Other current liabilities	1,831	1,543

Total current liabilities	62,886	78,109

Deferred revenue	1,767	1,047
Notes payable	2,418	—
Other liabilities	2,327	1,600

Total liabilities	69,398	80,756

Stockholders’ equity (deficit):
Convertible preferred stock:
Series A preferred stock	1,466	—
Series B preferred stock	16,355	—
Series C preferred stock	49,872	—

Total convertible preferred stock	67,693	—

Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	9,407	215,177
Accumulated deficit	(83,243)	(105,028)
Accumulated other comprehensive loss	(120)	(28)

Total stockholders’ equity (deficit)	(6,263)	110,121

Total liabilities and stockholders’ equity (deficit)	$63,135	$190,877

OPOWER, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013 (2)	2014	2013 (2)	2014
Revenue	$21,229	$31,247	$40,252	$59,820
Cost of revenue (1)	7,320	10,773	15,269	20,708

Gross profit	13,909	20,474	24,983	39,112

Operating expenses (1) :
Sales and marketing	7,638	17,379	14,224	29,378
Research and development	6,112	12,200	11,845	22,954
General and administrative	1,489	5,551	3,062	8,769

Total operating expenses	15,239	35,130	29,131	61,101

Operating loss	(1,330)	(14,656)	(4,148)	(21,989)

Other income (expense):
Gain (loss) on foreign currency	(525)	(133)	(400)	162
Interest expense	(48)	(19)	(61)	(85)
Other, net	(67)	(25)	(67)	143

Loss before income taxes	(1,970)	(14,833)	(4,676)	(21,769)
Provision for (benefit from) income taxes	26	(28)	33	16

Net loss	$(1,996)	$(14,805)	$(4,709)	$(21,785)

Weighted-average common stock outstanding:
Basic and diluted	21,014	46,370	20,785	34,253

Net loss per share:
Basic and diluted	$(0.09)	$(0.32)	$(0.23)	$(0.64)

(1)	Stock-based compensation was allocated as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013 (2)	2014	2013 (2)	2014
Cost of revenue	$38	$534	$66	$613
Sales and marketing	172	4,226	256	4,975
Research and development	171	2,596	349	2,893
General and administrative	49	1,920	71	2,457

Total stock-based compensation	$430	$9,276	$742	$10,938

(2)	During the first quarter of 2014, the Company updated its methodology for allocating certain general and administrative costs to more closely align these costs to the functional departments consuming the related services. As a result, certain prior period costs have been reclassified from general and administrative expenses to cost of revenue, sales and marketing expenses, and research and development expenses primarily based on the headcount in each of these functional areas. The reclassifications for the three months ended June 30, 2013 reduced general and administrative expenses by $1.3 million and increased cost of revenue, sales and marketing expenses, and research and development expenses by $0.1 million, $0.7 million and $0.5 million, respectively. The reclassifications for the six months ended June 30, 2013 reduced general and administrative expenses by $2.1 million and increased cost of revenue, sales and marketing expenses, and research and development expenses by $0.2 million, $1.1 million, and $0.8 million, respectively. These reclassifications had no effect on previously reported operating loss, net loss or cash flows.

OPOWER, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended
	June 30,
	2013	2014
Operating Activities
Net loss	$(4,709)	$(21,785)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,621	2,989
Stock-based compensation expense	742	10,938
Non-cash interest expense	61	52
Asset impairment	—	82
Other	(50)	189
Changes in operating assets and liabilities:
Accounts receivable	(5,650)	(4,274)
Prepaid expenses and other current assets	(466)	(1,049)
Other assets	(217)	(51)
Accounts payable	461	278
Accrued expenses	620	652
Accrued compensation and benefits	654	1,607
Deferred revenue	13,561	11,569
Other liabilities	(99)	(177)

Net cash provided by operating activities	6,529	1,020

Investing Activities
Additions to property and equipment	(3,949)	(5,011)

Net cash used in investing activities	(3,949)	(5,011)

Financing Activities
Proceeds from issuance of common stock	1,600	1,451
Proceeds from initial public offering, net of underwriting discounts and commissions	—	123,955
Issuance of notes payable	2,500	—
Payment of offering costs	—	(1,337)
Principal payments on capital lease obligations	—	(242)

Net cash provided by financing activities	4,100	123,827

Effect of exchange rate changes on cash and cash equivalents	(80)	19

Net increase in cash and cash equivalents	6,600	119,855
Cash and cash equivalents, beginning of period	24,597	28,819

Cash and cash equivalents, end of period	$31,197	$148,674

OPOWER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2014	2013	2014
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(1,996)	$(14,805)	$(4,709)	$(21,785)
Provision for income taxes	26	(28)	33	16
Other (income) expense, including interest	640	177	528	(220)
Depreciation and amortization	898	1,642	1,621	2,989
Stock-based compensation	430	9,276	742	10,938

Adjusted EBITDA	$(2)	$(3,738)	$(1,785)	$(8,062)

Reconciliation of Cost of Revenue to Non-GAAP Cost of Revenue:
Cost of revenue	$7,320	$10,773	$15,269	$20,708
Less: Stock-based compensation	38	534	66	613

Non-GAAP cost of revenue	$7,282	$10,239	$15,203	$20,095

Reconciliation of Gross Margin to Non-GAAP Gross Margin:
Gross margin	65.5%	65.5%	62.1%	65.4%
Add back: Stock-based compensation	0.2%	1.7%	0.2%	1.0%

Non-GAAP gross margin	65.7%	67.2%	62.3%	66.4%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses:
Operating expenses	$15,239	$35,130	$29,131	$61,101
Less: Stock-based compensation	392	8,742	676	10,325

Non-GAAP operating expenses	$14,847	$26,388	$28,455	$50,776

Reconciliation of Operating Loss to Non-GAAP Operating Loss:
Operating loss	$(1,330)	$(14,656)	$(4,148)	$(21,989)
Add back: Stock-based compensation	430	9,276	742	10,938

Non-GAAP operating loss	$(900)	$(5,380)	$(3,406)	$(11,051)

Reconciliation of Net Loss to Non-GAAP Net Loss:
Net loss	$(1,996)	$(14,805)	$(4,709)	$(21,785)
Add back: Stock-based compensation	430	9,276	742	10,938

Non-GAAP net loss	$(1,566)	$(5,529)	$(3,967)	$(10,847)

Shares used in computing Non-GAAP Per Share Amounts:
Weighted-average common stock outstanding, basic and diluted	21,014	46,370	20,785	34,253
Add: Additional weighted-average shares giving effect to the conversion of preferred stock as of the beginning of the period	19,247	1,692	19,247	10,421

Non-GAAP weighted-average common stock outstanding, basic and diluted	40,261	48,062	40,032	44,674

Non-GAAP net loss per common share	$(0.04)	$(0.12)	$(0.10)	$(0.24)

Contacts

Media:

Opower

Margot Littlehale

pr@opower.com

or

Investors:

ICR

Garo Toomajanian, 571-483-5200

investor@opower.com

Source: Opower
View this news release online at:
http://www.businesswire.com/news/home/20140811000000/en